Exhibit 99.1

Recro Pharma to Acquire IV/IM Meloxicam and Gainesville, GA GMP

Manufacturing Facility and Business Unit from Alkermes

•	Transformative Acquisition Diversifies Recro Pharma’s Development Risk with Second, Complementary Acute Pain Product

•	Phase III-Ready, Long-Acting Injectable Meloxicam Has Demonstrated Robust Efficacy, Good Tolerability in Multiple Phase II Trials

•	Transaction Includes Cash Flow Positive Manufacturing, Royalty and Formulation Business

•	Alkermes to Receive Up-front Cash, Warrant, Milestone Payments and Royalties on Meloxicam Net Sales

•	Up-front Payment Funded Via Secured Loan from an affiliate of OrbiMed

•	Recro to Host Conference Call and Webcast Today at 8:00 AM ET

MALVERN, PA, March 9, 2015 – Recro Pharma, Inc. (Nasdaq: REPH) today announced a definitive agreement under which Recro Pharma will acquire assets from Alkermes plc including worldwide rights to IV/IM meloxicam, a proprietary, Phase III-ready, long-acting COX-2 NSAID for moderate to severe acute pain, as well as a contract manufacturing facility, royalty and formulation business in Gainesville, GA.

Under the terms of the agreement, Recro Pharma will pay Alkermes $50 million at closing, and gain the rights to IV/IM meloxicam and ownership of a GMP manufacturing facility and related business located in Gainesville, GA. Alkermes is entitled to receive up to an additional $120 million in milestone payments upon the achievement of certain regulatory and net sales milestones and royalties, in each case, related to IV/IM meloxicam. At closing, Recro Pharma will issue Alkermes a seven-year warrant to purchase an aggregate of 350,000 shares of Recro Pharma common stock. The $50 million up-front payment will be funded via a five-year senior secured term loan with an affiliate of OrbiMed (“OrbiMed”). The acquisition is subject to customary closing conditions, including antitrust regulatory approval, and is anticipated to close in the second quarter of 2015.

“This transaction is transformative for Recro Pharma, as it brings together two complementary therapies for treating moderate to severe acute pain, IV meloxicam and our lead product Dex-IN, as well as a commercial manufacturing infrastructure that will add scale and capability and may, over time, provide cash flow to fund development of our pipeline,” said Gerri Henwood, Recro Pharma’s President and Chief Executive Officer. “This transaction was funded through a minimally dilutive transaction with OrbiMed and we believe this transaction represents a significant endorsement of Recro. We look forward to the upcoming interim results and expected mid 2015 top-line data readout of our Post Op Day 1 Phase II trial of Dex-IN, to the potential of moving one or both of these programs into Phase III by year end and to realizing value from our new manufacturing capabilities.”

Strategic and Financial Benefits of the Transaction

•	Diversifies Recro Pharma development risk with second, complementary acute pain product
•	IV/IM meloxicam was designed using NanoCrystal® platform, a technology that enables enhanced bioavailability of poorly water-soluble drug compounds;

•	In five Phase II studies in over 700 patients with acute pain, IV or IM meloxicam has demonstrated favorable analgesic properties, including rapid onset of pain relief and time to peak analgesic effect, 18 to 24 hour duration of pain relief and good tolerability;

•	Positive Phase II post op hysterectomy and dental pain studies demonstrated large effect sizes;

•	Dex-IN, Recro Pharma’s intranasal formulation of dexmedetomidine, has upcoming interim analysis of ongoing Post Op Day 1 Phase II trial; and

•	Depending on Dex-IN clinical success, possibility for two proprietary compounds to enter Phase III by year end.

•	Manufacturing & royalty business provides new capabilities and scale

•	85,000 sq. ft., ~165 employee, DEA-licensed facility located in Gainesville, GA, which manufactures five commercial products;

•	$70M+ historical revenues; manufacturing division cash flow positive;

•	Enhances ability for business development opportunities; and

•	Depending on performance, potential for cash flows to fund development over time.

OrbiMed Financing

The $50 million up-front payment will be funded via a five-year senior secured term loan with OrbiMed which carries interest at LIBOR + 14.0%, with a 1.0% LIBOR floor. In conjunction with the loan, Recro Pharma granted OrbiMed warrants to purchase an aggregate of 3% of Recro’s outstanding common stock (on a fully diluted basis) as of the closing of the transaction.

Today’s Conference Call and Webcast Information

Recro Pharma will host a conference call and webcast today, March 9, at 8:00 am (ET). The call can be accessed by dialing 1-866-233-4585 (domestic) or 1-416-640-5946 (international) five minutes prior to the start of the call and reference Recro Pharma. A replay of the call will be available two hours after the completion of the call and can be accessed by dialing 1-866-245-6755 (domestic) or 1-416-915-1035 (international), providing the passcode 414823. The replay will be available for two weeks from the date of the live call.

A webcast and slide presentation will accompany the conference call and can be accessed by visiting the investors section of the Recro Pharma website at www.recropharma.com.

About Recro Pharma, Inc.

Recro Pharma is a clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of acute post operative pain. Recro Pharma’s lead product candidate, Dex-IN, is a proprietary intranasal formulation of dexmedetomidine and has completed multiple clinical trials in which Dex-IN was well tolerated. As Recro Pharma’s product candidates are not in the opioid class of drugs, the Company believes its candidates would avoid many of the side effects associated with commonly prescribed opioid therapeutics, such as addiction, constipation and respiratory distress while maintaining analgesic effect. If approved, Dex-IN would be the first and only approved acute pain drug in its class.

About OrbiMed

OrbiMed is a leading investment firm dedicated exclusively to the healthcare sector, with over $14 billion in assets under management. OrbiMed invests globally across the spectrum of healthcare companies, from venture capital start-ups to large multinational companies utilizing a range of private equity funds, public equity funds, royalty/debt funds and other investment vehicles. OrbiMed maintains its headquarters in New York City, with additional offices in San Francisco, Shanghai, Mumbai and Herzliya.

OrbiMed seeks to be a capital provider of choice, with the flexibility to provide equity and debt capital solutions that are tailored to the unique needs of our portfolio companies. The firm’s global team of over 80 professionals brings the resources and experience required to be an exceptional long-term partner in building world-class healthcare companies. www.OrbiMed.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Recro Pharma’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Recro Pharma or its management, are intended to identify such forward-

looking statements. These forward-looking statements are based on information available to Recro Pharma as of the date of this press release and are subject to a number of risks, uncertainties, and other factors that could cause actual events to differ materially from those expressed in the forward-looking statements set forth in this press release including, without limitation: the success of Recro’s products and of the newly acquired products; the parties’ ability to satisfy the purchase agreement conditions (including required regulatory approvals); Recro’s ability to realize anticipated growth, synergies and costs savings from the acquisition; changes in laws and regulations; Recro’s ability to successfully integrate the acquired operations, technology and products and to realize anticipated growth, synergies and cost savings; Recro’s ability to successfully develop, obtain regulatory approvals or commercialize new products and Recro’s ability to protect intellectual property rights. In addition, the forward-looking statements in this press release should be considered together with the risks and uncertainties that may affect Recro Pharma’s business and future results included in Recro Pharma’s filings with the Securities and Exchange Commission at www.sec.gov. Recro pharma assumes no obligation to update any such forward looking statements.

NanoCrystal® is a registered trademark of Alkermes plc.

CONTACT:	Recro Pharma, Inc.
Charles T. Garner Chief Financial Officer (484) 395-2425 Media and Investors: Argot Partners Susan Kim (212) 600-1902 susan@argotpartners.com